Exhibit 10.14

LEASE

BY AND BETWEEN

SNH MEDICAL OFFICE PROPERTIES TRUST,

a Maryland real estate investment trust,

as Landlord,

AND

CYTEK BIOSCIENCES, INC.,

a Delaware corporation,

as Tenant

47215/47211 Lakeview Boulevard,

Fremont, California 94538

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10.5	Limitation of Landlord’s Liability.	34
10.6	Landlord’s Default.	35
10.7	Brokerage.	35
10.8	Intentionally Omitted.	35
10.9	Applicable Law and Construction	36
10.10	Force Majeure	36
10.11	California Specific Provisions	37

ii

LEASE

ARTICLE 1

Reference Data

1.1 Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and CYTEK BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	November 20, 2020.

Building:	That certain building located at 47215/47211 Lakeview Boulevard, Fremont, California 94538.

Property:	The Building, the parking facility serving the Building (the “Parking Facility”), the parcel(s) of land on which the Building and the Parking Facility are situated, and any structures, drives and future additions or improvements thereon.

Premises:	The entire Building.

Premises Rentable Area:	Approximately 99,378 square feet.

Original Term:	Ninety (90) months, commencing on the Commencement Date, and expiring at 5:00 p.m. California time on the day preceding the ninetieth (90th) month anniversary of the Commencement Date (the “Lease Expiration Date”), subject to adjustment and earlier termination as provided in this Lease.

Commencement Date:	The Commencement Date shall be the later of: (a) March 1, 2021; and (b) the Delivery Date (as hereinafter defined).

Annual Fixed Rent:	Dates	Square Footage Used for Rent Calculation	Monthly Rate PSF	Monthly Fixed Rent	Annual Fixed Rent
	Months 1-6 (the “Rent Abatement Period”)	59,000	$1.40	$82,600.00	$991,200.00

	Dates	Square Footage Used for Rent Calculation	Monthly Rate PSF	Monthly Fixed Rent	Annual Fixed Rent
	Months 7-12	59,000	$1.40	$82,600.00	$991,200.00
	Months 13-24	99,378	$1.45	$144,098.10	$1,729,177.20
	Months 25-36	99,378	$1.50	$149,067.00	$1,788,804.00
	Months 37-48	99,378	$1.55	$154,035.90	$1,848,430.80
	Months 49-60	99,378	$1.60	$159,004.80	$1,908,057.60
	Months 61-72	99,378	$1.65	$163,973.70	$1,967,684.40
	Months 73-84	99,378	$1.70	$168,942.60	$2,027,311.20
	Months 85-90	99,378	$1.75	$173,911.50	$2,086,938.00

	So long as there shall not be a Default of Tenant (as hereinafter defined), the monthly payments of Annual Fixed Rent for the Rent Abatement Period shall be abated in full. Should there be a Default of Tenant prior to the expiration of the Rent Abatement Period, then Tenant shall no longer be entitled to such abatement of Annual Fixed Rent pursuant to this paragraph from and after the date of such Default of Tenant; provided, however, if Tenant shall fail to receive any such abatement as a result of a Default of Tenant, Tenant shall be entitled to receive the abatement Tenant did not receive as a result of such uncured Default of Tenant upon the date Tenant cures the same.

Advance Rent Amount:	Upon execution of this Lease, Tenant shall pay to Landlord the sum of eighty two thousand six hundred dollars ($82,600.00) to be applied toward the first monthly installment of Annual Fixed Rent due under this Lease.

Tenant’s Percentage:	One hundred percent (100%); provided, however, that Tenant’s Percentage shall be 59.37% for the first twelve (12) months of the Original Term of this Lease.

Permitted Uses:	General office use, purchasing and production of instruments, warehousing, quality assurance, laboratory space, technical support, and other lawful uses related thereto, subject to the provisions of Subsection 6.1.2.

Commercial General Liability Insurance Limits:	$5,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death (which may be met with any combination of a commercial general liability insurance policy (or an equivalent), an excess liability policy and/or an umbrella liability policy).

Original Address of Landlord:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

8631 West Third Street, Suite 301E

Los Angeles, California 90048

Attention: Vice President, West Region

with a copy to:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention: Jennifer B. Clark

Original Address of Tenant:	Cytek Biosciences, Inc. 46107 Landing Pkwy Fremont, CA 94538 with a copy to: Cooley LLP 11951 Freedom Drive, Suite 1500 Reston, VA 20190 Attn: John G. Lavoie

Address for Payment of Rent:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

Dept. #700

P.O. Box 31001-2125

Pasadena, CA 91110-2125

or remit electronically to:

PNC Bank

Dept. No. 700

Account No. 8026300366

ABA No. 031207607

Security Deposit:	$173,911.50

1.2 Exhibits.

The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

Exhibit A	Declaration by Landlord and Tenant as to Commencement Date
Exhibit B	Landlord Improvements
Exhibit C	Rules and Regulations

ARTICLE 2

Premises; Term; Extension Option; Parking

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from

Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, elevator shafts, pipes, ducts, conduits, wires and appurtenant fixtures serving the Premises.

2.2 Term. The term of this Lease shall be for a period beginning on the Commencement Date and continuing for the Original Term and any extension thereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided. When the dates of the beginning and end of the term of this Lease have been determined, such dates shall be evidenced by a document in the form of Exhibit A attached hereto executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such dates. The Original Term and any extension thereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

Notwithstanding the foregoing, in the event the Delivery Date (as hereinafter defined) does not occur by June 30, 2021 (a) through no act or omission of Tenant, its agents or employees, and (b) for any reason other than a Force Majeure Delay (as hereinafter defined), then Tenant shall be entitled to a day for day abatement of Annual Fixed Rent for each day thereafter until the Delivery Date. Any such abatement shall be added to the Rent Abatement Period. For purposes hereof, a “Force Majeure Delay” means an actual delay in either the commencement of construction of, or substantial completion of, the Landlord Improvements, or an actual delay in delivering the Premises to Tenant with Landlord’s Improvements substantially completed, due to labor strike or labor stoppage, unusual inability to obtain material on a timely basis, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, unusual weather conditions that are not contemplated by a construction schedule for the Landlord Improvements, acts of God, acts of a public enemy (including terrorist acts), wars and insurrections, any epidemic or pandemic, any governmentally required closure resulting from any force majeure event, delays by local governmental authorities in issuing permits, governmental approvals, licenses, variances, consents, authorizations or certificates (including any certificate of occupancy), delays by local governmental authorities in conducting inspections that are required to achieve substantial completion, or similar matters not reasonably within the expectation or control of Landlord or any of Landlord’s agents or employees; provided, however, a Force Majeure Delay shall not include any delay resulting from the negligence or willful misconduct of Landlord.

Tenant shall have access to the Premises thirty (30) days prior to the estimated Commencement Date (based on Landlord’s estimate of the Commencement Date), for the sole purpose of installing fixtures, furniture and equipment in the Premises and move-in activities, provided that Tenant does not interfere with the completion of the Landlord Improvements and, prior to any such access, Tenant delivers to Landlord: (i) a copy of its certificate of insurance for the Premises (complying with the terms hereof) naming Landlord and Landlord’s agent, The RMR Group LLC, as an additional insured; (ii) the Security Deposit; and (iii) the Advance Rent Amount. During such early access period, Tenant shall not use the Premises to conduct any business whatsoever at the Premises. Such access shall be subject to all of the provisions hereof (except that prior to the Commencement Date no Annual Fixed Rent or Additional Rent will accrue) and such early access shall not advance the Lease Expiration Date.

2.3 Extension Option. Notwithstanding the foregoing, so long as this Lease is still in full force and effect, and subject to each of the “Conditions” (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by written notice to Tenant, Tenant shall have the right to extend the Original Term for one (1) additional period of five (5) years (the “Extended Term”). The Extended Term shall commence on the day succeeding the expiration of the Original Term, and shall end on the day immediately preceding the fifth (5th) anniversary of the commencement of the Extended Term. The Extended Term shall be upon all of the same terms and conditions as provided elsewhere in this Lease, except that (a) Tenant shall have no further right to extend the term of this Lease beyond the Extended Term hereinabove provided, (b) Landlord shall have no obligation to install improvements in the Premises, and (c) the Annual Fixed Rent for the Extended Term, payable in monthly installments, shall be for the first year of the Extended Term an amount equal to the greater of (i) one hundred three percent (103%) of the Annual Fixed Rent for the twelve (12) month period immediately preceding the commencement of the Extended Term and (ii) the “Market Rate” (as hereinafter defined) for the Premises as of the commencement of the Extended Term (and for each additional year of the Extended Term shall increase by a “Market Percentage” (as hereinafter defined)), all as designated by Landlord in a written notice (“Landlord’s Notice”) delivered to Tenant on or before the thirtieth (30th) day after Landlord’s receipt of “Tenant’s Election Notice” (as hereinafter defined). If Tenant shall elect to exercise the aforesaid option, it shall do so by delivering written notice (“Tenant’s Election Notice”) of its election to Landlord no later than twelve (12) months but no earlier than fifteen (15) months prior to the expiration of the Original Term. If Tenant fails to timely give Tenant’s Election Notice to Landlord, the term of this Lease shall automatically terminate no later than the Lease Expiration Date and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of Tenant’s Election Notice. If Tenant shall extend the term of this Lease pursuant to the provisions hereof, such extension shall (subject to the satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming the Annual Fixed Rent for the Extended Term. The “Conditions” are that, at the time of exercise of such renewal option and at the time the Extended Term would begin, there shall exist no Default of Tenant under this Lease or event or conditions which, with the giving of notice, the passage of time, or both, could mature into a Default of Tenant under this Lease.

As used herein, (x) “Market Rate” shall mean the then fair market annual rent for the Premises for the Extended Term commensurate with the fixed annual rents then being charged in comparable buildings located in the Fremont, California sub-market for premises of a similar size and quality of build-out to the Premises under leases for a similar term, taking into account all relevant factors, and (y) “Market Percentage” shall mean the greater of (i) a percentage that is typical for annual rent escalations as of the commencement of the Extended Term in the market in which the Premises are located and (ii) three percent (3%). If Tenant disagrees with Landlord’s designation of the Market Rate and/or Market Percentage, then Tenant shall give written notice thereof to Landlord within twenty (20) days after receipt of Landlord’s Notice (failure to provide such notice of disagreement within such twenty (20) day period constituting acceptance by Tenant of the Market Rate and Market Percentage as set forth in Landlord’s Notice); and if the parties cannot agree upon the Market Rate and/or Market Percentage by the date that is thirty (30) days following Landlord’s Notice, then the Market Rate and/or Market Percentage (as applicable) shall be submitted to appraisal as follows: Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen. The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate and/or Market Percentage in accordance with the following provisions of this Section 2.3 they shall together appoint a third appraiser. If only one appraiser shall be chosen whose name and address shall have been given to the other party within such fifteen (15) day period and who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided.

If said two appraisers cannot agree upon the appointment of a third appraiser within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Real Estate Board (or any similar or successor organization) for the Fremont, California sub-market in accordance with its then prevailing rules. If said President shall fail to appoint said third appraiser within ten (10) days after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. In the event that all three appraisers cannot agree upon such Market Rate and/or Market Percentage within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate and/or Market Percentage to the other two appraisers in writing; and the Market Rate and/or Market Percentage shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

Each of the appraisers selected as herein provided shall have at least ten (10) years’ experience as a commercial real estate broker in the Fremont, California sub-market dealing with properties of the same type and quality as the Building and shall not be an appraiser then representing either party hereto. Each party shall pay the fees and expenses of the appraiser it has selected and the fees of its own counsel. Each party shall pay one half (1/2) of the fees and expenses of the third appraiser (or the sole appraiser, if applicable) and all other expenses of the appraisal. The decision and award of the appraiser(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

The appraiser(s) shall determine the Market Rate and/or Market Percentage of the Premises for the Extended Term and render a decision and award as to their determination to both Landlord and Tenant (A) within twenty (20) days after the appointment of the second appraiser, (B) within twenty (20) days after the appointment of the third appraiser or (C) within fifteen (15) days after the appointment of the sole appraiser, as the case may be. In rendering such decision and award, the appraiser(s) shall assume (I) that neither Landlord nor the prospective tenant is under a compulsion to rent, and that Landlord and Tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (II) the Premises are fit for immediate occupancy and use “as is”, and (III) that in the event the Premises have been damaged by fire or other casualty prior to the commencement of the Extended Term, they have been fully restored. The appraisers shall also take into consideration the rents contained in leases for comparable space in the center containing the Building, and in comparable buildings in the Fremont, California sub-market, for comparable periods of time.

If the dispute between the parties as to the Market Rate and/or Market Percentage has not been resolved before the commencement of Tenant’s obligation to pay the Annual Fixed Rent based upon determination of such Market Rate and/or Market Percentage, then Tenant shall pay the Annual Fixed Rent under this Lease based upon the Market Rate and Market Percentage designated by Landlord in Landlord’s Notice until either the agreement of the parties as to the Market Rate and/or Market Percentage (as applicable), or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.

2.4 Parking. During the term of this Lease and any extension thereof, Tenant shall be entitled to use, without charge, parking spaces in the Parking Facility as follows:

(a) Tenant shall be entitled to use, in common with Landlord and other occupants of the Property, up to 3.43 parking spaces per 1,000 rentable square feet of the Premises rounded down to the nearest whole number (i.e., 340 parking spaces). All parking spaces shall be on an unreserved unassigned basis, until further notice.

(b) Tenant shall use the Parking Facility for the parking of passenger vehicles only.

(c) Landlord reserves the right to implement and modify systems to regulate access to and use of the Parking Facility, including, without limitation, parking passes, parking stickers, and card key access, or any other system reasonably designated by Landlord upon written notice to Tenant.

(d) Tenant acknowledges that Landlord is not required to provide any security or security services for the Parking Facility. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facility.

(e) Landlord reserves the right to change entrances or exits and alter traffic flow within the Parking Facility, and to modify the Parking Facility to any extent, provided such changes shall not materially and adversely affect Tenant’s rights in this Section 2.4.

(f) Tenant shall cause its employees and invitees to comply with any reasonable rules and regulations pertaining to the Parking Facility established by Landlord from time to time and provided to Tenant in writing.

ARTICLE 3

Condition of Premises

Tenant hereby acknowledges that the Premises are as of the date hereof in good condition and are appropriate for its use and occupancy throughout the term of this Lease, and that Landlord shall have no obligation to perform any alterations or improvements thereto. Landlord shall, however, one time only, cause to be made to the Premises, at Landlord’s sole cost and expense, the following improvements (collectively, the “Landlord Improvements”): (a) cause to be made to the Premises the “turnkey” improvements set forth on the plans prepared by AP+I Design, dated September 9, 2020, copies of which are attached hereto as Exhibit B (the “Plans”), and (b) ensure the roof and all building systems and components (“Building Systems and Components”) are in good working condition and repair including doors and existing electrical, plumbing, fire sprinkler, security, lighting, water, gas, ceiling, and HVAC (as hereinafter defined) systems.

Landlord shall pursue diligently and in good faith the completion of the Landlord Improvements. Promptly upon the commencement of the Landlord Improvements, Landlord shall furnish Tenant with a construction schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of the Landlord Improvements modify such schedule. The Landlord Improvements shall be installed and constructed in accordance with the Plans and requirements of all applicable laws, and shall be done in a good workmanship like manner. Tenant shall have the right to request changes to the Plans, which shall be approved by Landlord in its reasonable discretion. The date Landlord actually delivers the Premises to Tenant with the Landlord Improvements substantially completed in accordance with the terms of this Lease shall be the “Delivery Date”.

Except for the Landlord Improvements, Landlord shall have no obligation to provide or pay for any other improvements to the Premises. Tenant acknowledges that neither Landlord nor Landlord’s agent or employees (either past or present) have made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business. Tenant further acknowledges that, except as provided in this Lease, neither Landlord nor Landlord’s agents or employees (either past or present) have made any representation or warranty, and Landlord hereby disclaims any representation or warranty, as to the physical condition of the Premises or anything installed or contained therein (including, without limitation, the Landlord Improvements), including, but not limited to, any express or implied warranty of habitability, merchantability or fitness for a particular purpose.

As used in this Lease, the phrase “substantial completion” shall mean when the Landlord Improvements have been completed except for items of work which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises (i.e., when the Landlord Improvements have been completed except for “punchlist” items or similar corrective work). Within thirty (30) days following the date of substantial completion of the Landlord Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and deliver to Landlord a document setting forth any “punchlist” items. Landlord shall thereafter diligently complete such punchlist items within a reasonable period (not to exceed thirty (30) days) following the expiration of the aforesaid thirty (30) day period.

ARTICLE 4

Rent, Additional Rent, Insurance and Other Charges

4.1 The Annual Fixed Rent. Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed in writing by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, by electronic transfer of immediately available funds to the account set forth in Section 1.1, by check drawn on a domestic bank and sent to the address set forth in Section 1.1, or in such other manner, or to such other account, as Landlord shall from time to time designate by written notice to Tenant. Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a 365 day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month.

4.2 Additional Rent. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes (as hereinafter defined) and Operating Costs (as hereinafter defined) as provided in Sections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1 Real Estate Taxes. Tenant shall pay to Landlord, as Additional Rent, an amount (“Tenant’s Tax Share”) equal to Tenant’s Percentage of the Taxes (as hereinafter defined) due (or estimated to be due by governmental authority) for any twelve-month period established by Landlord (an “Operating Year”) during the term of this Lease. Except as otherwise provided in the immediately following paragraph, Tenant shall pay Tenant’s Tax Share to Landlord at least ten (10) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a notice to Tenant given at least thirty (30) days prior to the date or dates any such payment shall be due, which notice shall set forth in reasonable detail the manner of computation of any Tenant’s Tax Share due from Tenant), except that such payment shall be made to Landlord not later than ten (10) days after such notice to Tenant, if such notice is given subsequent to the date thirty (30) days prior to the date the same is due and payable as aforesaid.

At Landlord’s election, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Tax Share, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant’s Tax Share for the then current Operating Year, as reasonably estimated by Landlord from time to time. Prior to the beginning of each Operating Year during the term of this Lease, or within a reasonable period of time thereafter, Landlord shall give to Tenant in writing its reasonable estimate of Tenant’s Tax Share for such Operating Year (which estimate Landlord may subsequently change), and Tenant shall pay to Landlord each month with Tenant’s monthly installment of Annual Fixed Rent, one-twelfth (1/12th) of such most recent estimate (prorated with respect to any partial month at the beginning or end of the term), provided, however, if Landlord shall fail to give Tenant a revised estimate of Tenant’s Tax Share for any Operating Year, Tenant shall continue to pay to Landlord Additional Rent on account of Tenant’s Tax Share based upon Landlord’s most recent estimate of Tenant’s Tax Share until Landlord gives Tenant a new estimate thereof. Within a reasonable period of time after the end of each Operating Year during the term (but Landlord shall endeavor to provide within one hundred twenty (120) days of the end of the Operating Year), Landlord shall give Tenant a written notice setting forth the amount of Taxes for the preceding Operating Year and a computation of Tenant’s Tax Share in reasonable detail. If the total of Tenant’s monthly remittances on account of Tenant’s Tax Share for any Operating Year is greater than Tenant’s Tax Share for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or refund such overpayment within thirty (30) days if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant’s Tax Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year, or should the Operating Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Operating Year due to a change in the rentable area of the Property and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Tax Share which may be otherwise payable by Tenant as provided in this Subsection 4.2.1 shall be pro-rated on a daily basis based on a 365 day Operating Year.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, transfer, gift estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property), excess profits taxes assessed on Landlord, or penalties or interest for impermissible late payment of any Taxes by Landlord. Taxes also shall include all court costs, reasonable attorneys’, consultants’ and accountants’ fees, costs and disbursements and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, an amount (“Tenant’s Operating Cost Share”) equal to Tenant’s Percentage of Operating Costs (as hereinafter defined) paid or incurred by Landlord in any Operating Year. Except as otherwise provided in the immediately following paragraph, Tenant shall pay Tenant’s Operating Cost Share to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized written statement thereof, prepared, allocated and computed in accordance with then prevailing customs and practices of the real estate industry in the Fremont area, consistently applied. Any year-end statement by Landlord relating to Operating Costs (other than an invoice for a monthly estimate) shall be final and binding upon Tenant unless Tenant shall within sixty (60) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each items contested and the reasons therefor.

At Landlord’s election, Tenant shall pay to Landlord, as Additional Rent, on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Share, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to Tenant’s Operating Cost Share for such Operating Year, as estimated by Landlord from time to time. Prior to the beginning of each Operating Year during the term of this Lease, or within a reasonable period of time thereafter, Landlord shall give to Tenant in writing its reasonable estimate of Tenant’s Operating Cost Share for such Operating Year (which estimate Landlord may subsequently change), and Tenant shall pay to Landlord each month with Tenant’s monthly installment of Annual Fixed Rent, one-twelfth (1/12th) of such most recent estimate (prorated with respect to any partial month at the beginning or end of the term), provided, however, if Landlord shall fail to give Tenant a revised estimate of Tenant’s Operating Cost Share for any Operating Year, Tenant shall continue to pay to Landlord Additional Rent on account of Tenant’s Operating Cost Share based upon Landlord’s most recent estimate of Tenant’s Operating Cost Share until Landlord gives Tenant a new estimate thereof. Within a reasonable period of time after the end of each Operating Year during the term (but Landlord shall endeavor to provide within one hundred twenty (120) days of the end of the Operating Year), Landlord shall furnish to Tenant an itemized statement setting forth the amount of Operating Costs for the preceding Operating Year and a computation of Tenant’s Operating Cost Share, prepared and computed in accordance with then prevailing customs and practices of the real estate industry in the greater Fremont area, consistently applied. Any such year-end statement by Landlord relating to Operating Costs shall be final and binding upon Tenant unless it shall within sixty (60) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each item contested and the reasons therefor. If, at the expiration of each Operating Year in respect of which monthly installments on account of Tenant’s Operating Cost Share shall have been made as aforesaid, the total of such monthly remittances is greater than Tenant’s Operating Cost Share for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or refund such overpayment within thirty (30) days if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified in writing by Landlord.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Property and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Operating Cost Share which may be payable by Tenant as provided in this Subsection 4.2.2 shall be pro-rated on a daily basis based on a 365 day Operating Year.

“Operating Costs” shall be all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, insurance, repair, replacement, decoration, upkeep, protection and security of the Property or any part or component thereof, together with a management fee equal to three percent (3%) of gross rents.

Operating Costs shall not include the following:

(a) costs, including marketing costs, legal fees, space planner’s fees, and brokerage fees incurred in connection with the original construction and development of the Property or the original or future leasing of the Property, and costs, including permit, license and inspection costs and allowances and other costs incurred with respect to the installation of tenant improvements made for new tenants in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants (or prospective tenants or occupants) of the Property;

(b) the cost of capital expenditures except as expressly provided herein;

(c) depreciation, interest and principal payments on mortgages, and other debt costs except for the interest factor included in the annual charge off of those capital expenditures that may be included in Operating Costs as herein provided;

(d) costs for which Landlord is separately reimbursed by any tenant or occupant of the Property (other than pursuant to an operating cost clause) or by insurance by its carrier or any tenant’s carrier or by any other third party, and electric power costs for which any tenant directly contracts with the local utility;

(e) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(f) any amounts paid as ground rental for the Property of Landlord;

(g) all items and services for which Tenant or any other tenant in the Property separately reimburses Landlord or which Landlord provides selectively to one or more tenants (but not to Tenant) without reimbursement;

(h) the costs of removing or remediating Hazardous Materials (as hereinafter defined) that were placed or released in, on or under the Property by Landlord or Landlord’s agents, contractors or employees;

(i) costs arising from Landlord’s charitable or political contributions;

(j) the amount of any payments by Landlord to its affiliates for goods or services for the Property in excess of a competitive rate, except as otherwise provided in this Lease;

(k) costs incurred in connection with the financing, refinancing, mortgaging, selling or change of ownership of the Property, including brokerage commissions, fees of consultants, attorneys, and accountants, closing costs, title insurance premiums, transfer taxes and interest charges;

(l) all costs associated with the operation of the business of the entity which constitutes Landlord as distinguished from costs incurred in the operation of the Property (e.g., placement fees for employees, corporate accounting and employee training costs);

(m) costs arising from the negligence or intentional misconduct of Landlord or

Landlord’s agents or employees; and

(n) costs incurred by Landlord to correct any condition of the Building or Property that is in violation of any applicable laws as of the Commencement Date.

Operating Costs shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once.

If, during the term of this Lease, Landlord shall make any capital expenditure, the total cost thereof shall not be included in Operating Costs for the Operating Year in which it was made, but Landlord may include in Operating Costs for such Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such capital expenditure; provided such expenditure is (i) made to comply with any law, rule, regulation, order or ordinance, or any amendment thereto or interpretation thereof, first enacted after the date the Building was constructed, or (ii) made to protect the health, safety of the occupants of the Property, or (iii) made to replace worn out or obsolete items or to keep the Property in first-class condition, or (iv) designed to reduce Operating Costs. Annual charge-offs shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the improvement, repair, alteration or replacement made with the capital expenditure; as determined reasonably by Landlord.

4.3 Personal Property and Sales Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.4 Insurance.

4.4.1 Insurance Policies. Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance:

4.4.1.1 Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s agent The RMR Group LLC (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes; provided, however, Landlord agrees that Landlord shall not request higher limits to the Commercial General Liability Insurance Limits during the Original Term;

4.4.1.2 Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises, with a limit not less than $1,000,000 per occurrence;

4.4.1.3 So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and anyone acting under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; and

4.4.1.4 So-called “business income and extra expense” insurance covering twelve months loss of income and business interruption.

4.4.2 Requirements. All such policies shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the State of California and shall have a general policy holder’s rating in Best’s of at least A- VIII. A certificate of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property without at least thirty (30) days’ prior written notice thereto.

4.4.3 Waiver of Subrogation. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant.

Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, each party agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against the other for any loss covered by insurance required to be carried by either party hereunder.

4.5 Utilities. Tenant shall make its own arrangements for the installation and provision of all utilities with respect to the Premises, including, without limitation, electricity (including electricity to operate the heating ventilation and air-conditioning (“HVAC”) equipment serving the Premises), and Landlord shall be under no obligation to install any utility system in addition to those existing as of the Date of this Lease or to furnish any utilities to the Premises. All utilities furnished to the Premises shall be separately metered, and the cost of installing, maintaining and repairing each separate metering device shall be borne by Tenant. Tenant shall contract directly for each utility service furnished to the Premises and shall pay all charges for said utilities when due. If Tenant’s electricity consumption is not separately metered in all or any portion of the Premises during all or any portion of the term, Tenant shall reimburse Landlord for the costs incurred by Landlord (including any associated fees and expenses) in supplying electricity to those portions of the Premises which are not separately metered, within thirty (30) days of Landlord’s written invoice therefor. Except as otherwise expressly set forth herein, Landlord shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of electricity, water or any other utility, or if the quantity or character of any utility is no longer available from the utility company or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease. Tenant acknowledges that Annual Fixed Rent does not include the cost of providing such utilities and services to the Premises.

4.6 Late Payment of Rent. If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4). In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or ten percent (10%) of the delinquent amount. Notwithstanding the foregoing, Tenant shall not be liable for interest or a late charge as aforesaid as to the first such late payment during the term of this Lease unless Tenant fails to make payment within three (3) days after written notice from Landlord that payment is overdue (but no such notice shall be required as to any subsequent late payment during the term of this Lease). The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full thirty (30) days after written demand by Landlord.

4.7 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1.

If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid beyond any applicable notice and/or cure periods, if any, or should Landlord make any payment on behalf of Tenant, or Tenant shall fail to perform any of the terms of this Lease beyond any applicable notice and/or cure periods, if any, or upon any other Default of Tenant or default by Tenant under this Lease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant (including, without limitation, past due and thereafter due rent), and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in Section 1.1. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due or to perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(a) hereof. Tenant hereby waives any and all rights Tenant may have with respect to the Security Deposit under California Civil Code Section 1950.7(c). So long as Tenant shall not be in default of its obligations under this Lease beyond any applicable notice and/or cure periods, if any, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7 (and less any amounts Landlord shall estimate shall be due from Tenant following year-end reconciliation of Operating Costs and Taxes), to Tenant within thirty (30) days following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to

Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return thereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

ARTICLE 5

Landlord’s Covenants

5.1 Repairs. During the term of this Lease, except as otherwise expressly provided herein, Landlord shall maintain and make such repairs and replacements to the exterior walls, floor slabs and other structural components and envelope of the Building, and to the exterior grounds and landscaping of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). Notwithstanding anything to the contrary contained in this Lease, for the first nine (9) months of the term of this Lease, Landlord shall repair or replace, at Landlord’s sole cost and expense (and such costs shall not be included in Operating Costs), any Building Systems and Components which are not in good working condition and repair, as reasonably determined by Landlord, after Tenant provides Landlord with written notice that any Building Systems and Components require repair or replacement.

5.2 Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.

Notwithstanding the foregoing, if due to Landlord’s default (a) the Premises or any portion thereof are unusable by Tenant for a period of more than ten (10) consecutive business days following notice from Tenant due to (i) a lack of any water, sewer, access or electricity or (ii) the failure by Landlord to perform repairs which Landlord is obligated to perform under the terms of this Lease, and (b) Tenant shall, concurrently with the giving of such notice, discontinue the use of the Premises or the portion thereof which is unusable as a result (other than for sporadic purposes such as salvage, security or retrieval of property), then as Tenant’s sole remedy, the Annual Fixed Rent and Additional Rent on account of Operating Costs and Taxes shall be equitably abated for such portion of the Premises rendered unusable for the period commencing on the expiration of such ten (10) business day period and ending on the date that the Premises (or such portion) is rendered usable. If more than fifty percent (50%) of the Premises is rendered unusable and if Tenant shall vacate the entire Premises, then the aforesaid abatement shall be a full abatement. Any notice from Tenant pursuant to the first sentence of this paragraph shall expressly state that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement.

5.3 Access to Building. During the term of this Lease, except as provided elsewhere in this Lease, Tenant shall have access to the Premises at all times, subject to the Rules and Regulations (as hereinafter defined). Tenant acknowledges that Tenant is responsible for providing security to the Premises following Tenant’s entry onto the Premises for any reason and for its own personnel whenever located therein.

5.4 Landlord’s Insurance. Landlord shall, as part of Operating Costs, at all times during the term of this Lease, so long as available at commercially reasonable rates and terms, keep in full force and effect (a) property insurance on the Building, in an amount not less than the full replacement value thereof (subject to reasonable deductibles and excluding footings and foundations and any leasehold betterments or improvements performed by tenants) and (b) any combination of commercial general liability insurance policy (or an equivalent), excess liability policy and/or umbrella liability policy in the amount of Three Million Dollars ($3,000,000) combined single limit for injury to, or death of, one or more persons in an occurrence.

5.5 Legal Compliance. Landlord shall, as part of Operating Costs, keep the structure and the common areas and systems of the Building and Property, to the extent necessary for the use and enjoyment of the Premises, in material compliance with all laws, building codes and regulations applicable thereto (including the Americans With Disabilities Act) after giving effect to any so-called grandfathering provisions (provided Tenant shall have complied with its obligations under Sections 6.1.3 and 6.1.4). Landlord shall deliver the Premises to Tenant on the Commencement Date with the common areas and facilities of the Building in material compliance with all applicable laws, codes and regulations of applicable governmental authorities.

5.6 Indemnification. Subject to all limitations, waivers, exclusions and conditions contained in this Lease (each of which shall control in the event of any conflict or inconsistency with this Section 5.6), Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all claims, liabilities or penalties asserted by or on behalf of any third party on account of bodily injury or death arising out of (a) Landlord’s breach of Landlord’s obligations under this Lease, or (b) the negligence or other wrongful conduct of Landlord or its agents, contractors or employees during the term of this Lease; and, in case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant and at Landlord’s expense, shall resist or defend such action or proceeding.

ARTICLE 6

Tenant’s Additional Covenants

6.1 Affirmative Covenants. Tenant shall do the following:

6.1.1 Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease, and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2 Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. The Permitted Uses shall expressly exclude use for utility company offices, or employment agency or governmental or quasi-governmental offices.

6.1.3 Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition, shall purchase and install (in accordance with Building standards) all tubes, bulbs, starters and ballasts for lighting fixtures in the Premises and shall perform all daily cleaning and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property and any HVAC equipment serving all or any portion of the Premises (“Separate HVAC Equipment”)) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken. Tenant shall provide to Landlord, within five (5) days of Landlord’s written request, copies of all service records and service contracts for any equipment located in or serving the Premises.

Notwithstanding anything to the contrary contained in this Lease, during the term of this Lease, Tenant shall also be responsible for, at Tenant’s sole cost and expense, the regular maintenance and repair of (a) the roof of the Building and (b) the HVAC system serving the Building. Notwithstanding the foregoing, during the term of this Lease, if (i) replacement of such roof is required, as reasonably determined by an independent engineer selected by Landlord, Landlord shall replace such roof, at Landlord’s sole cost and expense (and such costs shall not be included in Operating Costs), so long as such replacement is not required as a result of Tenant’s use of such roof pursuant to Subsection 6.2.5 or Tenant’s failure to maintain such roof pursuant to the terms of this Subsection 6.1.3, and (ii) any repairs (or replacement) are required to such HVAC system, as reasonably determined by Landlord, and such repairs (or replacement) would cost more than five thousand dollars ($5,000), Landlord shall repair (or replace) such HVAC system, at Landlord’s sole cost and expense (and such costs shall not be included in Operating Costs), so long as such repair (or replacement) of such HVAC system is not required as a result of Tenant’s failure to regularly maintain and repair such HVAC system pursuant to the terms of this Subsection 6.1.3.

6.1.4 Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority, keep the Premises safe and equipped with all safety appliances so required, and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or applicable to the Building or other portions of the Property. Notwithstanding the foregoing, Tenant shall only be responsible for such repairs, alterations, additions, replacements or safety appliances to the extent the need therefor arises out of any particular use or manner of use of the Premises by Tenant (i.e. other than mere occupancy for the Permitted Use granted hereunder) or arising out of any work performed by Tenant.

6.1.5 Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, out-of-pocket attorneys’ fees, costs and disbursements) actually incurred by Landlord in connection with or arising from: (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (b) any matter occurring on the Premises during the term; (c) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; (e) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant’s interest under this Lease, or Landlord’s denial of consent thereto or exercise of any of Landlord’s other rights under Section 6.2.1; and (f ) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon written notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6 Landlord’s Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform. In addition, Landlord may, during the last twelve (12) months prior to the expiration of this Lease (or any time during a Default of Tenant), show the Premises to prospective lessees and keep affixed in suitable places notices of availability of the Premises. In all cases except instances posing an imminent threat to life or property, and except for any entry pursuant to the performance of Landlord’s routine obligations under Article 5, Landlord shall give Tenant not less than twenty-four (24) hours’ notice prior to making any entry into the Premises.

6.1.7 Payment of Landlord’s Cost of Enforcement. Tenant shall pay, within thirty (30) days following written demand therefor, Landlord’s expenses, including, without limitation, reasonable attorneys’ fees, costs and disbursements, incurred in enforcing any obligation of Tenant under this Lease.

6.1.8 Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease: surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request (provided in the case of alterations made by Tenant which both require and receive Landlord’s prior consent, Tenant shall not be required to remove such alterations Landlord does not require or reserve the right to require to be removed at the time Landlord consents to such alterations) and all Tenant’s signs wherever located; remove all laboratory equipment and special purpose equipment in the Premises as Landlord may request; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same or similar good order and repair in which the Premises were delivered to Tenant at the beginning of the term of this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition.

6.1.9 Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Property set forth as Exhibit C, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”) provided, however, the Rules and Regulations shall not be amended, revised or supplemented (except to the extent required to comply with changes in applicable laws, codes or regulations) so as to cause material interference with Tenant’s use of the Premises for the Permitted Uses. Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant.

6.1.10 Estoppel Certificate. Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease

(or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other factual matter pertaining to this Lease. Any such statement delivered pursuant to this Subsection 6.1.10 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

6.1.11 Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly following written demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.1.12 Financial Information. Tenant shall provide Landlord (no more than twice per any calendar year during the term of this Lease) with Tenant’s most recent financial statements and confirmation of Tenant’s organizational structure as Landlord or the holder of any mortgage of the Building reasonably requires, within fifteen (15) days of written request. All of Tenant’s financial information furnished to Landlord or the holder of any mortgage of the Building shall be kept confidential and may not be disclosed by Landlord or the holder of any mortgage of the Building to anyone other than Landlord’s employees or agents (including advisers, consultants, accountants and attorneys), by any manner or means, directly or indirectly, without Tenant’s prior written consent; provided, however, Tenant’s consent shall not be required in the event Landlord is reasonably required to disclose the terms of this Lease to its lenders or potential advisors, business partners or buyers (provided such parties agree to hold the same confidentially in the same manner as Landlord is required to hold the same confidentially), or by reason of an order from any competent public authority.

6.1.13 Data Obligations. Tenant shall submit to Landlord, within thirty (30) days of written request, but not more frequently than semi-annually, any waste management, recycling, energy and water consumption data, including usage and charges as they may appear on any utility bills received by Tenant, in a format and covering a period of time reasonably acceptable to Landlord. Landlord shall provide such non-proprietary, current information relating to Property energy and water consumption, waste management and recycling as Landlord has readily available, within thirty (30) days of request by Tenant, not more frequently than semi-annually.

6.2 Negative Covenants. Tenant shall not do the following.

6.2.1 Assignment and Subletting. Except as otherwise expressly set forth herein, Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, except with Landlord’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed by Landlord.

Any transaction or series of transactions, whether by merger, transfer of stock, partnership interests, membership interests or other equitable and/or beneficial interests, or otherwise (excluding transfers of stock, partnership interests, membership interests or other equitable and/or beneficial interests effected through a nationally recognized securities exchange), that results in a Change of Control (as hereinafter defined) shall be deemed to be an assignment of this Lease. “Change of Control” means (a) any change of direct or indirect ownership of more than fifty percent (50%) of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant, (b) any change of direct or indirect power (whether or not exercised) to elect a majority of the directors of Tenant, or (c) the transfer of all or substantially all of Tenant’s assets.

Notwithstanding the foregoing, subject to the Affiliate Transfer Conditions (as hereinafter defined), Tenant may, without the need for Landlord’s consent, assign its interest in this Lease or sublet the whole or any portion of the Premises to any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of Cytek Biosciences, Inc. The “Affiliate Transfer Conditions” are that (i) Tenant shall provide Landlord with written notice of such assignment or sublet on or before the tenth (10th) day prior to such assignment or the effective date of the sublease, (ii) as of the date such assignment or sublease becomes effective there shall exist no Default of Tenant under this Lease, or event or conditions which, with the giving of notice, the passage of time, or both, could mature into an Default of Tenant under this Lease, (iii) the principal purpose of such assignment is not the transfer of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate and is not made to circumvent the provisions of this Section 6.2.1), and (iv) Tenant shall, contemporaneously with such assignment or sublease, provide Landlord with a fully-executed counterpart of such assignment or sublease, which shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to be bound by all of the terms of this Lease.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord’s written approval in the case of any other subletting or assignment. Tenant shall reimburse Landlord promptly following written demand for its reasonable attorneys’ fees, costs and disbursements incurred in connection with documenting Landlord’s consent to any assignment or sublease.

6.2.2 Nuisance. Tenant shall not: injure, deface or otherwise harm the Premises; commit any nuisance; permit in the Premises any inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); permit any cooking to such extent as requires special exhaust venting; permit the emission of any objectionable noise or odor; make, allow or suffer any waste; make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Property; or conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3 Floor Load; Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.

6.2.4 Electricity. Tenant shall not connect to the electrical distribution system serving the Premises a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations. The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) the allocation to the Premises of the capacity of the system serving the entire Property, Landlord and Tenant agreeing that such capacity shall be allocated equally over the entire rentable area of the Property.

6.2.5 Installation, Alterations or Additions. Tenant shall not make any installations, alterations or additions in, to or on the Premises nor permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to installations, alterations, additions or improvements that are consistent with Building standards, do not affect the plumbing, HVAC, mechanical, electrical or life safety systems or the structural elements of the Building, are not visible from the outside of the Premises, do not require a building permit and shall not increase Operating Costs or Taxes or require Landlord to perform any work to the Building. Notwithstanding the foregoing, repainting, recarpeting and/or the making of any alteration that (a) does not affect the Building Structure or the Building Systems and Components and (b) does not require a permit or other government approval to undertake, shall not require the prior written consent of Landlord, provided that Tenant shall provide Landlord with prior notice thereof. Subject to the provisions of this Subsection 6.2.5, during the term of this Lease, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install and operate solar panels, satellite dishes or similar antennas, and other telecommunication devices on the roof of the Building. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such reasonable times and in such a manner as Landlord may from time to time designate, and (iii) become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.8 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof. For the avoidance of doubt and notwithstanding the foregoing, Landlord shall be treated as the owner for tax purposes of the Landlord Improvements. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens for labor and materials, and, at Landlord’s written request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, such insurance with coverage limits as shall be reasonably required by Landlord. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) business days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.

6.2.6 Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises; provided, however, that Tenant shall be granted the exclusive right to install signage (including on the monument and façade signage for the Building) consistent with any existing signage program then currently existing within the center containing the Building (provided that such signage is reviewed and approved in advance in writing by Landlord and the City of Fremont, and Landlord’s approval shall not be unreasonably withheld, conditioned or delayed). The costs associated with the purchase, installation, maintenance and eventual removal (upon expiration of the term of this Lease if requested by Landlord at the time of Landlord’s approval of said signage) of such signage shall be borne exclusively by Tenant. All signage shall conform to all applicable laws.

6.2.7 Oil and Hazardous Materials. Tenant shall not, without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole discretion: introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or transfer any Hazardous Materials from the Premises to any other location; or commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials. Tenant agrees that, if permitted by Landlord, Tenant’s use, generation or storage of Hazardous Materials in or on the Premises or Property shall comply with all Environmental Laws (as hereinafter defined). Notwithstanding the foregoing, Tenant shall be permitted to use and store within the Premises de minimus quantities of cleaning fluids, office supplies and similar substances and materials typically used for general office purposes, which may be classified as Hazardous Materials, so long as such substances and materials are used, stored and removed in accordance with all Environmental Laws.

Unless otherwise permitted by Landlord, Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws, regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, out-of-pocket attorneys’ fees, costs and disbursements, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (a) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (b) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.7, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

Landlord represents that, to Landlord’s knowledge, (i) Hazardous Materials have not been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property or transferred to or from the Property, except in material compliance with Environmental Laws and (ii) Landlord has not received any notice from any governmental authority that Hazardous Materials are present in, on or under the Property in violation of Environmental Laws. Landlord shall comply with all Environmental Laws in its operation of the Property. So long as not caused by Tenant or any subtenant of Tenant or any of its or their agents, contractors, employees or invitees, Landlord shall, in a manner that complies with all Environmental Laws, remove, transport and dispose of any Hazardous Material and perform all remediation and cleanup of the Premises, the Building and Property necessary to cause the Property to comply in all material respects with Environmental Laws. Except to the extent caused by Tenant or any subtenant of Tenant or any of its or their agents, contractors, employees or invitees, Tenant shall not be liable for the removal or remediation of any Hazardous Materials that are discovered on, under or about the Premises during the completion of the Landlord Improvements prior to the Commencement Date.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

ARTICLE 7

Casualty or Taking

7.1 Termination. In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant not later than one hundred twenty (120) days after the date of the taking or casualty.

In the event that any material portion of the Premises is made unusable for the conduct of Tenant’s business due to a taking or condemnation by any public authority (other than temporarily for a period of less than one hundred eighty (180) days), then the term of this Lease may be terminated at the election of Tenant by the giving of notice by Tenant to Landlord within sixty (60) days after the date of the taking or condemnation. In the event any material part of the Premises shall be destroyed or damaged or shall be made inaccessible or untenantable by fire or other casualty (and Landlord has not elected to terminate the term of this Lease pursuant to the preceding paragraph), then within a reasonable time after the occurrence of such casualty damage, Landlord shall give Tenant a notice (the “Restoration Notice”) advising Tenant whether or not Landlord intends to restore the Premises and access thereto to a condition substantially the same as existed immediately prior to such damage (subject to any modification required by then current laws, rules, regulations and ordinances and excluding any improvements to the Premises made by or on behalf of Tenant) and if Landlord intends to so restore, of the time required to substantially complete such work, as reasonably estimated by an architect or general contractor selected by Landlord. If the Restoration Notice indicates either that (a) Landlord shall not restore the Premises as provided above, or (b) the estimated time required for Landlord to substantially complete such restoration work shall exceed one hundred and eighty (180) days from the occurrence of such casualty damage or the number of days which as of the date of the casualty constitutes more than half of the then remainder of the term of this Lease, whichever period is shorter, Tenant may elect to terminate the term of this Lease by giving notice to Landlord not later than thirty (30) days after the date on which Landlord gives Tenant the Restoration Notice. Tenant may also elect to terminate the term of this Lease by notice to Landlord if Landlord shall not have caused the restoration work to have been substantially completed on or before the date thirty (30) days after the date identified therefor in the Restoration Notice, subject to extension for force majeure events, whereupon the term of this Lease shall terminate thirty (30) days following the date of such notice, unless Landlord substantially completes such restoration work within such thirty (30)-day period, in which case such notice of termination shall be a nullity. Notwithstanding the foregoing, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due to the gross negligence or intentional misconduct of Tenant or any subtenant of Tenant or any agent or employee of Tenant or its subtenant(s).

7.2 Restoration. If neither party elects to terminate this Lease pursuant to the terms of Section 7.1, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent and Additional Rent for Taxes and Operating Costs, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” means the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor (as hereinafter defined) or Superior Mortgagee (as hereinafter defined)) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, reasonable fees and expenses for legal and appraisal services.

7.3 Award. Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 8

Defaults

8.1 Default of Tenant. (a) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges under this Lease when due or shall default in complying with its obligations under Subsection 6.1.11 of this Lease and if any such default shall continue for five (5) days after written notice from Landlord designating such default, or (b) if as promptly as possible but in any event within thirty (30) days after written notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (a) Tenant has not cured the default or defaults so specified, or if such default is of such a nature that it cannot be cured within thirty (30) days, if Tenant does not commence the curing of such default within such thirty (30)-day period and thereafter diligently and continuously prosecute such cure to completion as soon as possible, but in no event later than sixty (60) days from the date of Landlord’s notice to Tenant specifying the default, then, and in any of such cases indicated in clauses (a) and (b) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, acting through its employees, agents or servants, immediately or at any time thereafter, terminate this Lease by notice to Tenant in the manner provided in Section 10.1, and shall have the immediate right to re-enter and repossess the Premises, whereupon on the date specified in such notice, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

8.2 Remedies. In the event Landlord shall elect to re-enter pursuant to Section 8.1, or in the event Landlord shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, and should Landlord elect to terminate this Lease, Landlord may recover from Tenant:

(a) the worth at the time of the award of the unpaid Annual Fixed Rent, Additional Rent and other charges payable hereunder which are due, owing and unpaid by Tenant to Landlord at the time of termination; and

(b) the worth at the time of the award of the amount by which (i) the unpaid Annual Fixed Rent, Additional Rent and other charges payable hereunder which would have been earned after termination until the time of the award exceeds (ii) the amount of such rental loss for such period that Tenant proves could have been reasonably avoided; and

(c) the worth at the time of the award of the amount by which (i) the unpaid Annual Fixed Rent, Additional Rent and other charges payable hereunder for the balance of the term of this Lease after the time of such award exceeds (ii) the amount of such rental loss for such period that Tenant proves could be reasonably avoided; and

(d) all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events are likely to result therefrom, including, without limitation, all costs (including reasonable attorneys’ fees, costs and disbursements) of recovering possession of the Premises, removing persons or property from the Premises, repairs, brokers’ fees, advertising and alterations to the Premises in connection with reletting the Premises; and

(e) at Landlord’s election, other amounts in addition to or in lieu of the above as may be permitted from time to time by applicable law.

All computations of the worth at the time of amounts recoverable by Landlord under clauses (a), (b), and (d) shall be computed by allowing interest at the Default Rate. The worth at the time of award recoverable by Landlord under clause (c) above shall be computed by discounting the amount otherwise recoverable by Landlord at the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%).

If the Premises or any part of the Premises are vacated or abandoned (except with Landlord’s prior written consent or in connection with the performance of any alterations approved pursuant to Section 6.2.5), or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by applicable law, and if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, recover all Annual Fixed Rent, Additional Rent and other charges payable hereunder as it becomes due, and at Landlord’s election, relet the Premises or any part of the Premises upon such terms, at such rent, upon such conditions and for such a period of time as Landlord in its sole discretion may deem advisable. Landlord shall also have the right to make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall apply to any unpaid amounts due Landlord hereunder the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection therewith, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, costs and disbursements, advertising, expenses of employees, alteration costs and expenses of preparing the Premises for such reletting. Tenant hereby waives all right to receive all or any portion of the net proceeds of any such reletting. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

In the event of a Default of Tenant, Landlord may, at its option, enforce all of its rights and remedies under this Lease, including the right to recover the Annual Fixed Rent, Additional Rent and other charges payable hereunder as it becomes due hereunder. Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including out-of-pocket attorneys’ fees, costs and disbursement, to protect the Premises and Landlord’s interest under this Lease.

At any time after a Default of Tenant occurs, Landlord may re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry into the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption or relief from forfeiture under California Civil Procedure Sections 1174 and 1179, or any other present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 Remedies Cumulative. Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon written demand, as Additional Rent, all such sums including reasonable attorneys’ fees, costs and disbursements, together with interest thereon at a rate (the “Default Rate”) equal to ten percent (10%).

8.5 Holding Over. Any holding over by Tenant after the expiration or early termination of the term of this Lease without Landlord’s prior written approval shall be treated as a daily tenancy at sufferance at a rental rate equal one hundred fifty percent (150%) of the sum of the Annual Fixed Rent in effect immediately prior to the expiration or earlier termination of the term plus Additional Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over, provided that Tenant shall not be liable for consequential damages unless Tenant shall hold over for more than forty five (45) days. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7 No Waiver, Etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver is in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9

Rights of Mortgagees or Ground Lessor

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and to any and all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any commercially reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”. Any mortgage to which this Lease is subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”. Notwithstanding the foregoing to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change. As of the date hereof, there is no Superior Mortgage.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise (except pursuant to the last sentence of the preceding paragraph), then at the written request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any commercially reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, and Tenant’s possession and this Lease shall not be disturbed so long as Tenant is not in default beyond any applicable notice and cure periods, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease except for curing any continuing repair and maintenance defaults and that Successor Landlord shall be required to perform all obligations of Landlord under this Lease attributable to any period after Successor Landlord succeeds to the interest of Landlord, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant except to the extent such monies are actually delivered to the Successor Landlord, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to Tenant beyond the Successor Landlord’s interest in the Property, or (f) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a commercially reasonable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

ARTICLE 10

Miscellaneous Provisions

10.1 Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: if intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s agent, if any, or Landlord’s attorney. Any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail (which need not be registered or certified) and, if so given, shall be deemed given on the third business day following the date of posting.

10.2 Quiet Enjoyment and Landlord’s Right to Make Alterations. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors or elevators of the Building and Property, provided such changes and alterations do not materially and adversely affect Tenant’s rights under this Lease.

10.3 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.4 Lease not to be Recorded; Confidentiality of Lease Terms. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for the City of Fremont. In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld.

10.5 Limitation of Landlord’s Liability. The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property. Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord, be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be Landlord hereunder unless and until such purchaser expressly assumes in writing Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. In addition, Landlord hereby notifies Tenant that the Declaration of Trust of Landlord provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord. Similarly, Landlord agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Tenant (including any person or entity from time to time engaged to supervise and/or manage the operation of Tenant) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Tenant or arising out of any action taken or omitted for or on behalf of Tenant, except pursuant to any guaranty of Tenant’s payment and performance obligations hereunder entered into by any such person or entity.

10.6 Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default. Upon a Landlord default, Tenant may pursue whatever remedies it has at law or in equity or under the terms of this Lease (including, without limitation, Tenant’s rights pursuant to Section 5.2 of this Lease). Landlord’s failure to perform any of its obligations hereunder shall not be deemed an eviction of Tenant (constructive or actual), and Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause.

Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give or shall delay in giving such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord is expressly required not to withhold its consent unreasonably.

10.7 Brokerage. Upon execution of this Lease by both parties, Landlord shall pay to Cushman & Wakefield U.S., Inc. (“Broker”), a fee as set forth in a separate agreement between Landlord and Broker, for brokerage services rendered by Broker to Landlord and Tenant in connection with the execution of this Lease. Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that it has dealt with no broker or finder in connection with the consummation of this Lease other than Broker, and except as set forth in the preceding sentence. In the event of any other brokerage claims, finder’s fees or similar claims or liens against either party or the Premises predicated upon or arising out of prior dealings with the other party, such other party agrees to defend the same and indemnify and hold the other harmless against any such claim, and to discharge any such lien.

10.8 Intentionally Omitted.

10.9 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the State of California and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons or parties are named as Tenant herein, (a) each of such persons or parties shall be jointly and severally liable for the obligations of Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them, and (b) any notices, requests, demands, consents, approvals or other communications delivered by Tenant under this Lease which are not executed by each person or party named as Tenant herein may be deemed void, if Landlord shall so elect. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease. This Lease may be signed by electronic signature.

10.10 Force Majeure. Except as otherwise expressly provided in this Lease and except for the payment of Annual Fixed Rent, Additional Rent or other sums due under this Lease (as to which this Section 10.10 shall not apply), where a period of time is prescribed in this Lease for any action to be taken by Landlord or Tenant, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting therefrom), acts of God, acts of a public enemy (including terrorist acts), war or insurrection, epidemic or pandemic, civil commotion, labor or transportation difficulties, inability to obtain supplies, impossibility or impracticability attributable to the COVID-19 pandemic, or any other cause, whether similar or dissimilar, beyond the reasonable control of Landlord or Tenant, as the case may be; provided, however that a party’s financial inability to perform its obligations shall in no event constitute force majeure, and nothing in this paragraph shall excuse or delay Tenant’s obligation to pay any Annual Fixed Rent, Additional Rent or other sums due under this Lease.

10.11 California Specific Provisions.

(a) Tenant hereby acknowledges and agrees that on or before the day hereof it has received from Landlord the disclosures required pursuant Section 25402.10 of the California Public Resources Code.

(b) Landlord hereby acknowledges that, as of the date hereof, the Premises has not been inspected by a Certified Access Specialist (CASp). Tenant hereby acknowledges and understands that Landlord has made the foregoing statement in satisfaction of its disclosure obligations under Section 1938 of the California Civil Code. A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its sole cost and expense, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and, notwithstanding anything to the contrary in this Lease, Tenant shall, at its sole cost and expense, promptly complete any modifications necessary to correct violations of construction-related accessibility standards identified in the CASp Report. Tenant agrees to keep the information in the CASp Report confidential except as necessary for Tenant to complete such modifications.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

LANDLORD:

SNH MEDICAL OFFICE PROPERTIES TRUST,
a Maryland real estate investment trust

By:	The RMR Group LLC,
a Maryland limited liability company,
its managing agent

By:
Jennifer F. Francis
Executive Vice President

TENANT:

CYTEK BIOSCIENCES, INC.,
a Delaware corporation

By:
Wenbin Jiang
CEO

Exhibit A

Declaration By Landlord and Tenant as to Commencement Date

This Declaration by Landlord and Tenant as to Commencement Date (this “Declaration”) is attached to and made a part of the Lease, dated [                , 20    ] (the “Lease”), entered into by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and CYTEK BIOSCIENCES, INC., a Delaware corporation (“Tenant”), covering space comprising approximately 99,378 square feet and known as the building located at 47215/47211 Lakeview Boulevard, Fremont, California 94538, as further described in the Lease. Initially capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

The undersigned Landlord and Tenant hereby certify that: (i) the Commencement Date under the Lease is [                                    ]; and (ii) the Lease is in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Declaration to be executed as of this      day of                 , 20    .

LANDLORD:

SNH MEDICAL OFFICE PROPERTIES
TRUST, a Maryland real estate investment trust

By:	The RMR Group LLC,
a Maryland limited liability
company, its managing agent

By:
Jennifer F. Francis
Executive Vice President

TENANT:

CYTEK BIOSCIENCES, INC.,
a Delaware corporation

By:
Name:
Title:

A-1

Exhibit B

Landlord Improvements

(See attached)

DESIGN

PROGRAM

[illegible]	[illegible]		[illegible]			[illegible]	[illegible]		[illegible]		
	[illegible]	QTY.	[illegible]	[illegible]	[illegible]		[illegible]	QTY.	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]						

TF2.4

Exhibit C

Rules and Regulations

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Property. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

4. The requirements of Tenant will be attended to only upon application at the management office for the Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

5. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose vendors, contractors, employees, agents, visitors or licensees shall have caused same.

7. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

8. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9. Tenant shall not use or keep in or on the Premises, the Building, or the Property any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

10. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors, or vibrations, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

12. Tenant shall not bring into or keep within the Property, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

13. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

14. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

15. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

16. There shall be no smoking tobacco products within the interior of the Building and Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules of the Building or Property for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

17. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be placed in exterior bins or dumpsters for removal and there shall not be any overloading of such bins or dumpsters or any trash, garbage or refuse placed outside or around such bins or dumpsters.

18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall cooperate with Landlord in minimizing any loss or risk from fire and associated perils.

19. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard blinds. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Property.

20. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

21. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

22. Tenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5, and any local “No Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

23. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Property. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Property or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

24. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

25. Tenant shall not use in any space of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

26. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

27. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

28. Tenant shall not use the Premises so as to cause any increase in insurance premiums of the Building over normal insurance premiums for the Building.

29. Tenant shall allow Landlord and/or Landlord’s vendors and contractors to use artificial light and electric currents in the Premises and around the exterior of the Building in order for Landlord to perform its obligations under the Lease.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Property, and for the preservation of good order therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Property. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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